UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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☐	Definitive Information Statement

RENEWABLE ENERGY AND POWER, INC.
(Name of Registrant as Specified in its Charter)

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RENEWABLE ENERGY AND
POWER, INC.

3395 W. Cheyenne Avenue #111 Las Vegas, Nevada 89032

Notice of Corporate Action

by a Majority of the Outstanding Common Shares

Dear Shareholder:

Renewable Energy and Power, Inc. (“we,” “our,” or the “Company”) hereby gives notice to our stockholders that the holders of a majority of our outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), have taken action by written consent to authorize our board of directors to (i) effectuate an amendment to our Certificate of Incorporation, as amended, to effectuate a reverse stock split of our issued and outstanding Common Stock by a ratio of one for two thousand (such that for every two thousand shares issued and outstanding prior to such split one share will remain after such split) with an anticipated effective date of November 17, 2018 (the “Reverse Stock Split”); and (ii) effectuate an amendment to our Certificate of Incorporation, as amended, to set our authorized Common Stock at 1,000,000,000 shares, also with an anticipated effective date of November 17, 2018 (the “Authorized Shares Amendment” and, together with the Reverse Stock Split, the “Corporate Actions”). A majority of our stockholders, and our Board unanimously, approved the Corporate Actions on August 28, 2018. The Corporate Actions are described in more detail in the accompanying Information Statement.

The majority stockholders have approved the Corporate Actions pursuant to Section 78.320 of the Nevada Revised Statues, which permits any action that may be taken at a meeting of the stockholders to be taken by the written consent to the action by the holders of the number of shares of voting stock required to approve the action at a meeting. All necessary corporate approvals in connection with the matters referred to in this Information Statement have been obtained. This Information Statement is being furnished to all of our stockholders as of October __, 2018, pursuant to Section 14(c) of the Securities and Exchange Act of 1934 (“Exchange Act”), and the rules thereunder, solely for the purpose of informing stockholders of these corporate actions before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the stockholder consent will take effect 20 calendar days following the mailing of this Information Statement. The details of the foregoing actions and other important information are set forth in the accompanying Information Statement.

The Corporate Actions have been approved by our Board of Directors and the holders of more than a majority of the Company’s Common Stock outstanding, pursuant to Nevada law. Only stockholders of record at the close of business on October ___, 2018, are being given Notice of the Action by Written Consent. Proxies are not being solicited.

Date: October , 2018	By:	/s/ Donald MacIntyre
Donald MacIntyre
Chief Executive Officer Las Vegas, NV

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO
STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE
DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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RENEWABLE ENERGY AND
POWER, INC.

3395 W. Cheyenne Avenue #111 Las Vegas, Nevada 89032

INFORMATION STATEMENT

General Information

This Information Statement is furnished to all stockholders of record at the close of business on October __, 2018 (the “Record Date”) pursuant to Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended, to provide you with information regarding, and a description of, certain corporate actions which were taken, by written consent in lieu of a special meeting of stockholders, by the holders of a majority of our Common Stock (the “Majority Shareholders”) on August 28, 2018, subject to the expiration of 20 days following the mailing of this Information Statement to our stockholders as required under Rule 14c-2 under the Exchange Act. Effective August 28, 2018 the holders of 5,000,000 shares of the Company’s Series A Preferred Stock, representing approximately 50.2% of the Company’s shares entitled to vote on the Corporate Actions, approved the Corporate Actions.

The vote or consent of no other holders of our capital stock is required to approve the Corporate Actions. Accordingly, no additional votes will be needed to approve the Corporate Actions.

Dissenters’ Right of Appraisal

The Nevada Revised Statutes do not provide for dissenters’ rights of appraisal in connection with the proposed Corporate Actions.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO
STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED IN
THIS INFORMATION STATEMENT.

Voting Securities

Approval of the Corporate Actions required the affirmative consent of a majority of the shares of our Common Stock issued and outstanding at the Record Date. On the date of the Corporate Action, 2,944,751,175 shares of Common Stock and 5,000,000 Series A Preferred Shares were issued and outstanding. Four (4) consenting shareholders, holding 100% of the issued and outstanding Series A Preferred shares having voting rights equivalent to 50.2% of all shares entitled to vote. Each share of our Common Stock is entitled to one vote on all matters brought before the shareholders and each Series A Preferred Share has voting rights equal to the result of: (i) the number of Common Shares issued and outstanding at the time of such vote multiplied by 1.01; divided by (ii) the total number of Preferred Shares issued and outstanding at the time of such vote. Therefore, the Majority Shareholders have a number of shares in excess of the required amount to approve the Corporate Actions. The Majority Shareholders have consented to the Corporate Actions and have the power to approve the Corporate Actions without the concurrence of any of our other shareholders.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN THE PROPOSAL

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Proposal that is not shared by all other stockholders.

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Directors, Executive Officers and Corporate Governance

Members of our Board of Directors serve until the next annual meeting of shareholders and until their successors are elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors. Our current officers and directors are:

Name	Age	Positions with the Company
Donald MacIntyre	75	Chairman, President, and Chief Executive Officer, Director
Bruce Parsons	77	Chief Financial Officer, Director and Treasurer
Bruce MacIntyre	70	Vice President of Marketing and Sales, Director, Secretary
Perry Barker	65	Director

Donald MacIntyre - Chairman, President and Chief Executive Officer - over 30 years of experience in the semiconductor and electronics industries Founder of a number of companies, piloting them through their early growth periods. CEO of several electronic companies with buy-outs by Black & Decker, Cypress Semiconductor and founder of Stars Microelectronics (Public Co) Thailand Ltd. University of Delaware, BSME Northrop Institute of technology; over 14 patents in Semiconductor technology, Multiple patents in semiconductor equipment and process, awarded Silicon Valley Guru for technological achievement.

Bruce Parsons - Chief Financial Officer and Treasurer - over 33 years of experience in semiconductors as Program/Product/Sales/Marketing/Administration/Finance Mgr. at Fairchild, Signetics, Philips, LSI Logic, Best Electronics and Probe Array Corporation. Engineering graduate of Stanford University.

Bruce MacIntyre - Secretary - Copy Editor for Big Eight accounting firms Touche-Ross and Coopers and Lybrand; Technical Writer and Marketing Director for semiconductor assembly firms Amedyne and Ling Electronics; partner in computer chip upgrade manufacturer Macmanco; B.A. from Boston University with Honors in English Language and Literature.

Perry Barker - Director - has served as the Company’s Director since his election in October 2010. For the past five years, Mr. Barker has served as National Sales Manager for technological products. Mr. Barker earned a B.A. in Business from Mellon University.

Code of Ethics

We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K under the Exchange Act. This Code of Ethics applies to all our directors, officers and employees. We will provide to any person, without charge, upon request, a copy of the Code of Ethics. A person may request a copy by writing to RENEWABLE ENERGY AND POWER, INC., Attn.: Investor Relations, 3395 West Cheyenne Ave #111, North Las Vegas, NV 89032 or by telephoning us at (702) 294-0111.

Family Relationships

Donald MacIntyre our CEO and Bruce MacIntyre the corporate secretary are brothers. There are no other family relationships.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and holders of more than 10% of our Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Based solely upon our review of such filings, we are not aware of any failures by such persons to make any such filings on a timely basis.

Board Committees and Financial Expert

The Company does not currently maintain separate audit, nominating or compensation committees. When necessary, the entire Board of Directors performs the tasks that would be required of those committees. Furthermore, we do not have a qualified financial expert serving on the Board of Directors at this time, because we have not been able to hire a qualified candidate and we have inadequate financial resources at this time to hire such an expert.

Executive Compensation

The following table summarizes the compensation of each named executive officer for the fiscal year ended September 30, 2017 and for the period from October 15, 2012 (inception) through September 30, 2016 awarded to or earned by (i) each individual serving as our principal executive officer and principal financial officer of the Company and (ii) each individual that served as an executive officer of the Company at the end of such fiscal years who received compensation in excess of $100,000.

Name and Principal Position	Year	Salary	Other Compensation	Total

President and Chief Executive Officer

Donald MacIntyre	2017	$31,910		$31,910
	2016	$46,490		$46,490

Chief Financial Officer

Bruce Parsons	2017	$9,000		$9,000
	2016	$26,190		$26,190

Vice President of Marketing

Bruce MacIntyre	2017	$7,672		$7,672
	2016	$21,455		$21,455

Vice President of Sales

Perry Barker	2017	$5,000		$5,000
	2016	$12,990		$12,990

Our directors are compensated as follows: the Company's Chairman and Secretary each receive $500 per meeting attended, directors each receive $350 per meeting attended, and any non-directors who are invited to attend a meeting receive $250 per meeting attended.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by REAP for the benefit of employees.

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Outstanding Equity Awards

The Company has no equity compensation plans.

Voting Securities And Principal Holders Thereof

As of the date of this filing, the following tables set forth certain information with respect to the beneficial ownership of our Common Stock and Preferred Stock by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) by each of our current directors and executive officers as identified herein, and (iii) all of the Company’s directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of Common Stock or Preferred, except as otherwise indicated. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock and options, warrants, and convertible securities that are currently exercisable or convertible within 60 days of the date of this document into shares of the Company are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants, or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage Owned
Common Stock	Donald MacIntyre (Chairman, President and CEO)	22,300,210	0.7573%
Common Stock	Bruce Parsons (Chief Financial Officer)	17,275,670	0.58678%
Common Stock	Bruce MacIntyre (Secretary)	15,273,935	0.5187%
Common Stock	Alan Lipinski (VP Sales and Marketing)	50	--
Common Stock	Perry Barker (Regional Sales Manager)	15,350,000	0.5213%
Common Stock	All Officers and Directors as a group (5 persons)	70,199,865	2.3839%
Other Shareholders
Common Stock	Charlotte Bugna and Multichip Display, Inc. 2520 Club Dr., Gilroy, CA 95020	3,165	--
Common Stock	All Officers, Directors and Related Parties (7 entities)	70,219,961	2.3840%

Title of Class	Name of Beneficial Owner (1)	Amount and Nature of Beneficial Owner	Percent of Class
Preferred Stock	Donald MacIntyre (Chairman, President and CEO)	2,000,000	40.00%
Preferred Stock	Bruce Parsons (Chief Financial Officer)	1,000,000	20.00%
Preferred Stock	Bruce MacIntyre (Secretary)	1,000,000	20.00%
Preferred Stock	Perry Barker	1,000,000	20.00%
Preferred Stock	All Officers Directors and Related Parties (4 persons)	5,000,000	100%

(1) The address for each of the officers and directors is:

c/o Renewable Energy and Power

3395 W. Cheyenne Ave. N.

Las Vegas , NV 89032

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Certain Relationships and Related Transactions, and Director Independence.

Transactions with Related Persons

Donald MacIntyre is a related party due to the purchase by issuance of restricted common stock for intangible assets. Mr. MacIntyre is President and CEO of the registrant and is a shareholder owning 2.3 % percent of the issued common stock of the registrant. The transaction with Mr. MacIntyre was approximately $27,250.

Multichip Display Inc. (“MDI”) is owned by a minority shareholder Ms. Charlotte Bugna who owns 1,000 shares as of January 18, 2108 of the Company. MDI became a minority shareholder (2,165 shares) through debt conversion (see below). The total direct and indirect control of REAP by MDI is 0.003%. Additionally, MDI is a significant vendor.

The Company co-leases office space with MDI from BKM Capital Partners with the term commencing September 1, 2015 and ending August 31, 2020 at a monthly rate of $4,274. Rent expense for the year ended September 30, 2017 and 2016 totaled $86,461 and $86,461, respectively, and is a combination of payment to BKM Capital and accounts payable to MDI. The deposit for the facility is $5,000 and the amount was included in accounts payable, MDI at September 30, 2017 and 2016.

REVERSE STOCK SPLIT AND
SETTING OF AUTHORIZED SHARES

General

Our board of directors and the holders of a majority of our outstanding shares of Common Stock, have taken action by written consent to authorize our board of directors to effectuate (i) an amendment to our Certificate of Incorporation, as amended, to effectuate a reverse stock split of our issued and outstanding Common Stock, par value $0.001 per share, by a ratio of 1-for-2000 and (ii) to effectuate an amendment to our Certificate of Incorporation, as amended, so that on a post-split basis our authorized Common Stock will be 1,000,000,000 shares. We refer to the reverse stock split and the setting of the authorized Common Stock as the “Corporate Actions.”

The Corporate actions will become effective upon approval of the Corporate Actions by the Financial Industry Regulatory Authority, which we expect to receive on or about November __, 2018.

Reasons for Proposed Amendments

Our board of directors’ primary reasons for approving and recommending the Reverse Stock Split is to increase the per share price of our Common Stock. Our board of directors’ primary reasons for approving and recommending the Authorized Shares Amendment is to maintain the current authorized shares as in effect prior to the Reverse Stock Split so that such authorized shares will be available for future issuances, since under the Nevada corporation law the authorized shares would be correspondingly reduced upon the Reverse Stock Split without this additional amendment. Our board of directors believes that attaining and maintaining the stock price at higher levels will attract better access to capital; which is in the best interests of our company and its stockholders. Our board of directors further believes that an increased stock price may encourage investor interest and improve the marketability of our Common Stock to a broader range of investors. We believe that the Corporate Actions will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Corporate Actions will make our Common Stock a more attractive and cost-effective investment for many investors, which should enhance the liquidity available to the holders of our Common Stock. Accordingly, we believe that approval of the Corporate Actions is in our company’s and our stockholders’ best interests.

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However, despite approval of the Corporate Actions by our stockholders and the implementation thereof by our board of directors, there is no assurance that our minimum bid price would be or remain following the Corporate Actions at a level high enough to attract capital investment in our company.

Reducing the number of outstanding shares of our Common Stock through the Corporate Actions is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, general market conditions and the market perception of our company, may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Corporate Actions, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Corporate Actions or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after the Corporate Actions will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Corporate Actions. Accordingly, the total market capitalization of our Common Stock after the Corporate Actions may be lower than the total market capitalization before the Corporate Actions.

Potential Effects of Proposed Amendments

The Corporate Actions will affect all holders of our Common Stock uniformly, other than those stockholders who may receive special treatment upon consummation of the Reverse Stock Split. The Corporate Actions are not intended to affect any stockholder’s percentage ownership interest in our company, except for a nominal increase in percentage ownership interest that will accrue as described below in “Fractional Shares,” record holders of our Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of our Common Stock to round up to the next whole share.

The Reverse Stock Split will not change the terms of our Common Stock. After the Reverse Stock Split, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Our Common Stock will remain fully paid and non-assessable.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the effective time of a Reverse Stock Split, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the Reverse Stock Split ratio. In addition, a reduction in number of shares of our Common Stock outstanding may impair the liquidity for our Common Stock, which may reduce the value of our Common Stock.

The availability of a substantial number of authorized but un-reserved shares of our Common Stock resulting from the Reverse Stock Split, under various scenarios, may be construed as having an anti-takeover effect by permitting the issuance of shares of our Common Stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our Articles of Incorporation or bylaws as then in effect. The proposal to effectuate the Reverse Stock Split did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and our board of directors did not authorize the Reverse Stock Split to increase the authorized shares of our Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our board of directors.

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Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

The form of articles of amendment to be filed with the Secretary of State is set forth as Appendix A (subject to any changes required by applicable law) to this information statement.

Registered “Book-Entry” Holders of Common Stock

Certain of the registered holders of our Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent, Platinum Stock Transfer. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split Common Stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to our transfer agent in exchange for certificates representing the appropriate number of shares of post-Reverse Stock Split Common Stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to our transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of shares of our Common Stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on its reverse side, the New Certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S)

AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S)

UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of our Common Stock to round up to the next whole share.

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Effect of the Reverse Stock Split on Outstanding Convertible Debt, Stock Options, Warrants, and Employee Plans

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise or conversion price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants or convertible debt securities entitling the holders to acquire shares of our Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants or convertible debt securities upon exercise or conversion, as applicable, and approximately the same value of shares of our Common Stock being delivered upon such exercise or conversion immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

Accounting Matters

The proposed amendment to our Articles of Incorporation, as amended, will not affect the par value of our Common Stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be reclassified for prior periods to conform to the post-Reverse Stock Split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. Unless otherwise specifically indicated herein, this summary addresses the U.S. federal income tax consequences only to a beneficial owner of our Common Stock that is a United states person as defined in the Internal Revenue Code of 1986, as amended (the “Code”), or a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that may apply to certain special classes of taxpayers under the Code.

As a result, stockholders should seek advice on the tax consequences of the Reverse Stock Split based on their particular circumstances from an independent tax advisor.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”). Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange (or deemed exchange) of shares pursuant to the Reverse Stock Split. The aggregate tax basis of the new shares received in the Reverse Stock Split will be the same as the aggregate tax basis in the old shares exchanged. The holding period for the new shares will include the period during which the old shares surrendered in the Reverse Stock Split were held.

Non-U.S. Holders

A non-U.S. holder is a beneficial owner of our Common Stock that is not a U.S. holder. Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split.

Dissenters’ Rights

Under the Nevada General Corporation Law, stockholders will not be entitled to dissenters’ rights with respect to the proposed amendments to our Articles of Incorporation, as amended, to effect the Reverse Stock Split or the Authorized Shares Amendment, and we do not intend to independently provide stockholders with such rights.

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SECTION 16(a) REPORTING COMPLIANCE DISCLOSURE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of our Common Stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

We are not responsible for the filing of these Forms and are not reporting on compliance on behalf of our officers, directors and other insiders.

OTHER MATTERS

As of the date of this Information Statement, our management knows of no business to be presented at the meeting that is not referred to in the accompanying notice.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, is available on the website of the Securities and Exchange Commission at www.sec.gov. You may obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, by sending a written request to: Renewable Energy and Power, Inc., 3395 W. Cheyenne Avenue #111, Las Vegas, NV 89032.

DISCLOSURES

The Company is not aware of any current substantial interest, direct or indirect, by security holdings or otherwise, of: i) any of the Company’s current or prior officers or directors, ii) any nominee for election as a director of the Company, or iii) any associate of the persons mentioned in subsections i) and ii) above.

The Company’s Board of Directors has voted unanimously in favor of the actions.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecasted in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS.

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of this notice to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. We hereby undertake promptly to deliver, upon written or oral request, a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the Information Statement was delivered. In order to request additional copies of this Information Statement or to request delivery of a single copy of this Information Statement if you are receiving multiple copies, please contact us by mail at 3395 W. Cheyenne Avenue #111, Las Vegas, NV 89032.

RENEWABLE ENERGY AND POWER, INC.

3395 W. Cheyenne Avenue #111

Las Vegas, Nevada 89032

By order of the Board of Directors

Date: October __, 2018	By:	/s/ Donald MacIntyre
Donald MacIntyre
Chief Executive Officer

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APPENDIX A

090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

RENEWABLE ENERGY AND POWER, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

10,000,000,000 (Ten Billion) shares of common stock par value $.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

1,000,000,000 (One Billion) shares of common stock par value $.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1 new common share shall be exchanged for each 2,000 existing common shares

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued. Any fractional share shall be rounded up to the next whole share.

7. Effective date and time of filing: (optional) Date: ______ Time: ______
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X ______________________

Signature of Officer Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split
Revised: 1-5-15

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